Exhibit 32.1
CERTIFICATION OF ANNUAL REPORT ON FORM 10-K
Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Annual Report on Form 10-K of GenCorp Inc. (the “Company”) for the fiscal year ended November 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer of the Company certifies that, to his knowledge:

•	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ Scott J. Seymour
Scott J. Seymour
President and Chief Executive Officer
(Principal Executive Officer)
Date: January 30, 2015
Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Annual Report on Form 10-K of GenCorp Inc. (the “Company”) for the fiscal year ended November 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer of the Company certifies that, to his knowledge:

•	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ Kathleen E. Redd
Kathleen E. Redd
Vice President, Chief Financial Officer and Assistant Secretary
(Principal Financial Officer and Principal Accounting Officer)
Date: January 30, 2015